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PROXY
                                  VANSTAR CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                      STOCKHOLDERS TO BE HELD ON FEBRUARY 17, 1999


     The undersigned hereby appoints William Y. Tauscher, Kauko Aronaho, and
H. Christopher Covington, and any of them, with individual power of substitution, proxies to vote all shares of Common Stock of Vanstar Corporation ("Vanstar") that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Vanstar to be held at 2575 Westside Parkway, Suite 500, Alpharetta, Georgia, 30004 on February 17, 1999 at 11:00 a.m. and any adjournment or postponement thereof.

     SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS THAT MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL.

          PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED


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Please mark your vote as indicated in this example            /X/

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL


Proposal: Adoption of the Agreement and Plan of Merger, dated as of October 8, 1998, among InaCom Corp., a Delaware corporation ("InaCom"), InaCom Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of InaCom ("InaCom Sub"), and Vanstar, and providing for the merger (the "Merger") pursuant to which InaCom Sub would be merged with and into Vanstar, with Vanstar being the surviving corporation in the Merger and a wholly-owned subsidiary of InaCom, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                            FOR     AGAINST   ABSTAIN
                            /  /     /  /      /  /



Signature(s)_____________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



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